Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Fortress Biotech, Inc. (formerly known as Coronado Biosciences, Inc.) of our report dated March 14, 2014 relating to the financial statements, which appears in Fortress Biotech, Inc.’s (formerly known as Coronado Biosciences, Inc.) Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 18, 2016